Exhibit 99.1

For immediate release	For More Information:
James R. Gordon, EVP & Chief Financial Officer
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES EARNINGS FOR THIRD QUARTER 2020

ABILENE, Texas, October 22, 2020—First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2020 of $52.86 million compared with earnings of $43.08 million for the third quarter of 2019, representing a 22.69 percent increase. Basic and diluted earnings per share were $0.37 for the third quarter of 2020 compared with $0.32 for the third quarter of 2019.

All amounts for the three and nine months ended September 30, 2020, include the results of the Company’s acquisition of TB&T Bancshares, Inc. and its wholly-owned subsidiary, The Bank & Trust of Bryan/College Station, Texas, which was effective January 1, 2020.

“We are extremely pleased with our results for the third quarter and year-to-date reflecting our TEXAS STRONG initiative to navigate through the pandemic. Throughout this time, we have kept our doors open to allow our customers to keep their doors open as well. Our approach has proven to be very positive since approximately one-third of the PPP loans were made to prospects and noncustomers who couldn’t get them done through their own bank allowing us to grow considerably in loans and deposits as well as trust assets. I am extremely proud of the dedication, hard work and excellent customer service that our 1,450 associates have provided through this time by guiding our customers through the PPP loan process, bringing an unbelievable amount of new business to the Company, and executing a record number of mortgages, all of which has certainly helped our bottom line. As already proven, we are well positioned to navigate through this environment with strong reserves, liquidity, superior capital levels, and a team that doesn’t allow pandemics or hurricanes to slow us down. We are optimistic about finishing the year strong and rolling right into 2021,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc.

Net interest income for the third quarter of 2020 was $89.21 million, up $16.57 million from net interest income of $72.64 million for the third quarter of 2019. The net interest margin on a tax equivalent basis was 3.75 percent for the quarter compared to 3.94 percent a year ago. Net interest income was positively impacted by a $2.33 billion increase in average-earning assets to $9.80 billion at September 30, 2020, from both organic and acquired growth, partially offset by a 52 basis point decline in the yield on interest-earning assets to 3.84 percent for the quarter; and $1.85 million in accretion from acquired loans this quarter compared to $415 thousand in the same quarter last year. Partially offsetting these amounts was a $5.79 million, or 54 basis points, decrease in funding costs on interest-bearing liabilities from the same quarter a year ago.

During the third and second quarters of 2020, the Company recognized $2.83 million each quarter in deferred net loan fees on Paycheck Protection Program (‘PPP”) loans. PPP loans totaled $703.73 million at September 30, 2020 ($703.48 million and $430.84 million in average balances for the third quarter and year-to-date, respectively). The remainder of the PPP net deferred loan fees totaled $15.97 million at September 30, 2020 and continues to be amortized over the shorter of the repayment period or the contractual life of 24 months.

Accounting Standards Update (ASU) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”), became effective for the Company on January 1, 2020. However, the pandemic-related legislation included an option for entities to delay the implementation of CECL until the earlier of the termination date of the national emergency declaration by the President, or December 31, 2020. The Company elected to delay implementation of CECL and has calculated and recorded the provision for credit losses for the quarter and year-to-date under the incurred loss model that existed prior to CECL. The Company is prepared to adopt CECL during the fourth quarter, retroactively effective as of January 1, 2020, which will likely require adjusting previously reported provisions for credit losses in the previous quarters of 2020.

The provision for credit losses was $9.00 million in the third quarter of 2020, including $1.50 million related to the provision for unfunded commitments, compared with $450 thousand in the third quarter of 2019. During the third quarter of 2020, net charge-offs totaled $409 thousand compared to $381 thousand in the third quarter of 2019. The Company’s provision for credit losses in the third quarter of 2020 continues to reflect uncertainty surrounding the economic impact caused by the pandemic and the decline in oil and gas prices. At September 30, 2020, the allowance for loan losses totaled $76.04 million, or 1.44 percent of loans held-for-investment (“loans” hereafter), or 1.66 percent of loans excluding PPP loans, compared to $51.89 million at September 30, 2019, or 1.27 percent of loans. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.81 percent at September 30, 2020, compared with 0.66 percent at September 30, 2019. Classified loans totaled $202.04 million at September 30, 2020, compared to $119.20 million at September 30, 2019.

In mid-March of 2020, the Company began offering deferral and extensions of principle and/or interest payments to selected borrowers on a case-by-case basis. During the third quarter, we provided new or extended existing customers deferrals and extensions on a case-by-case basis considering the current and projected profile of the borrower. At September 30, 2020, the Company had approximately 122 loans totaling $18.65 million in outstanding loans subject to deferral and extension agreements, representing 0.41 percent of outstanding loans, excluding PPP loans compared to 2,200 loans totaling $468.54 million, or 10.30 percent of outstanding loans, excluding PPP loans, at June 30, 2020.

At September 30, 2020, loans with oil and gas industry exposure, excluding PPP loans, totaled $118.57 million, or 2.58 percent of outstanding loans, excluding PPP loans. These loans comprised $26.82 million of classified loans including $6.80 million in nonaccrual loans. At September 30, 2020, the Company’s allowance for loan loss specific reserves on its oil and gas loan portfolio totaled 8.01 percent of total oil and gas loans, excluding PPP loans, and had net charge-offs totaling $801 thousand for the nine months ended September 30, 2020, respectively. There were no charge-offs associated with oil and gas loans during the third quarter of 2020.

In addition, at September 30, 2020, loans in the retail/restaurant/hospitality industries, excluding PPP loans, totaled $359.02 million or 7.82 percent of the Company’s outstanding loans, excluding PPP loans. These loans comprised $28.17 million of classified loans including $5.69 million in nonaccrual loans. Net charge-offs related to this portfolio totaled $26 thousand and $334 thousand for the three and nine months ended September 30, 2020, respectively.

Noninterest income in the third quarter of 2020 rose to $38.58 million from $28.67 million for the third quarter of 2019, as a result of the following:

•

Trust fees increased to $7.46 million in the third quarter of 2020 from $7.05 million in the third quarter of 2019. The fair value of trust assets managed increased to $6.95 billion, up 9.36 percent at September 30, 2020 from $6.36 billion at September 30, 2019.

•

Service charges on deposits were $5.01 million in the third quarter of 2020 compared with $5.63 million in the third quarter of 2019. The decline in service charge revenue in 2020 when compared to 2019 has primarily been driven by lower overdraft fees in the current year related to the effects of the pandemic and related stimulus programs, although service charge income increased $691 thousand in the third quarter over the second quarter of 2020.

•

ATM, interchange and credit card fees increased to $8.64 million in the third quarter of 2020 from $7.73 million in the third quarter of 2019, driven by continued growth in the number of debit cards issued as well as our Bryan/College Station acquisition.

•

Mortgage income increased to $15.23 million compared with $5.73 million in the third quarter of 2019 due to a significant increase in the volume of loans originated driven by the lower rate environment and the strong housing market in Texas. The Company’s mortgage pipeline increased to $235.63 million as of September 30, 2020, when compared to $62.79 million at September 30, 2019.

Noninterest expense for the third quarter of 2020 totaled $55.59 million compared to $48.91 million in the third quarter of 2019, as a result of the following:

•

Salary, commissions and employee benefit costs totaled $33.65 million for the third quarter of 2020, compared to $28.55 million in the third quarter of 2019.    The increase over the prior year was primarily driven by the Bryan/College Station acquisition, annual merit-based pay increases and higher mortgage related commissions and incentives. The $2.84 million increase in the third quarter of 2020 when compared to the second quarter of 2020 primarily resulted from the $3.62 million one-time deferral of salaries related to PPP loans in the second quarter of 2020 and a $1.30 million increase in mortgage related commissions and incentives partially offset by a decrease in other employee costs.

•

Noninterest expense in the second quarter of 2020 included conversion related costs totaling $583 thousand as a result of the Bryan/College Station acquisition, while no significant conversion related costs were incurred in the third quarters of 2020 and 2019.

The Company’s efficiency ratio in the third quarter of 2020 was 42.45 percent compared with 47.54 percent in the third quarter of 2019.

As of September 30, 2020, consolidated assets for the Company totaled $10.57 billion compared to $8.11 billion at September 30, 2019. Loans totaled $5.29 billion at September 30, 2020, compared with loans of $4.10 billion at September 30, 2019, representing approximately 29 percent growth driven by the Bryan/College Station acquisition, PPP loans and organic growth. Deposits totaled $8.29 billion at September 30, 2020, compared to $6.40 billion at September 30, 2019, representing approximately 30 percent growth driven by organic growth and the acquisition. Noninterest-bearing deposits increased to 35.6 percent of total deposits at September 30, 2020 compared to 34.6 percent at September 30, 2019.

Shareholders’ equity rose to $1.62 billion as of September 30, 2020, compared to $1.21 billion at September 30, 2019, primarily from the Bryan/College Station acquisition, undistributed earnings and the net increase in the net unrealized gain on investment securities. At September 30, 2020, the Company’s capital ratios significantly exceeded all well-capitalized requirements.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY(UNAUDITED)

(In thousands, except share and per share data)

	As of
	2020			2019
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$175,088	$188,373	$191,486	$231,534	$198,855
Interest-bearing deposits in banks	58,933	196,426	76,378	47,920	31,410
Federal funds sold	—	—	—	3,150	—
Investment securities	4,431,280	4,118,863	4,107,069	3,413,317	3,397,156
Loans, held-for-investment	5,293,679	5,253,067	4,639,389	4,194,969	4,100,316
Allowance for loan losses	(76,038)	(68,947)	(60,440)	(52,499)	(51,889)

Net loans, held-for-investment	5,217,641	5,184,120	4,578,949	4,142,470	4,048,427
Loans, held-for-sale	101,055	66,370	42,034	28,228	40,499
Premises and equipment, net	141,002	138,933	139,554	131,022	132,367
Goodwill	313,481	313,481	312,842	171,565	171,565
Other intangible assets	5,394	5,884	6,392	2,102	2,340
Other assets	123,778	127,367	246,387	90,919	91,220

Total assets	$10,567,652	$10,339,817	$9,701,091	$8,262,227	$8,113,839

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,950,407	$2,941,679	$2,288,597	$2,065,128	$2,210,997
Interest-bearing deposits	5,344,481	5,215,963	4,921,869	4,538,678	4,186,686

Total deposits	8,294,888	8,157,642	7,210,466	6,603,806	6,397,683
Borrowings	503,163	449,224	857,871	381,356	400,155
Other liabilities	150,100	150,502	106,392	49,868	110,903
Shareholders’ equity	1,619,501	1,582,449	1,526,362	1,227,197	1,205,098

Total liabilities and shareholders’ equity	$10,567,652	$10,339,817	$9,701,091	$8,262,227	$8,113,839

	Quarter Ended
	2020			2019
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
INCOME STATEMENTS
Interest income	$91,373	$92,197	$88,100	$82,123	$80,591
Interest expense	2,163	2,962	7,198	6,801	7,953

Net interest income	89,210	89,235	80,902	75,322	72,638
Provision for loan losses	7,500	8,700	9,850	950	450
Provision for unfunded commitments	1,500	—	—	—	—

Net interest income after provisions for credit losses	80,210	80,535	71,052	74,372	72,188
Noninterest income	38,575	36,919	28,732	27,347	28,669
Noninterest expense	55,593	53,321	55,318	51,938	48,910

Net income before income taxes	63,192	64,133	44,466	49,781	51,947
Income tax expense	10,335	10,663	7,234	8,393	8,867

Net income	$52,857	$53,470	$37,232	$41,388	$43,080

PER COMMON SHARE DATA
Net income - basic	$0.37	$0.38	$0.26	$0.30	$0.32
Net income - diluted	0.37	0.38	0.26	0.30	0.32
Cash dividends declared	0.13	0.13	0.12	0.12	0.12
Book value	11.40	11.14	10.73	9.03	8.87
Tangible book value	9.15	8.89	8.48	7.75	7.59
Market value	$27.91	$28.89	$26.84	$35.10	$33.33
Shares outstanding - end of period	142,121,595	142,035,396	142,314,930	135,891,755	135,822,456
Average outstanding shares - basic	141,980,707	141,973,522	142,118,864	135,747,381	135,693,901
Average outstanding shares - diluted	142,529,242	142,454,083	142,735,208	136,539,286	136,369,328
PERFORMANCE RATIOS
Return on average assets	2.01%	2.06%	1.63%	2.01%	2.15%
Return on average equity	13.14	14.00	10.11	13.56	14.46
Return on average tangible equity	16.41	17.67	12.89	15.83	16.96
Net interest margin (tax equivalent)	3.75	3.78	3.91	3.99	3.94
Efficiency ratio	42.45	41.32	49.63	49.75	47.54

	Nine Months Ended
	Sept. 30,
	2020	2019
INCOME STATEMENTS
Interest income	$271,671	$237,069
Interest expense	12,323	23,301

Net interest income	259,348	213,768
Provision for loan losses	26,050	2,015
Provision for unfunded commitments	1,500	—

Net interest income after provisions for credit losses	231,798	211,753
Noninterest income	104,226	81,081
Noninterest expense	164,233	144,583

Net income before income taxes	171,791	148,251
Income tax expense	28,233	24,827

Net income	$143,558	$123,424

PER COMMON SHARE DATA
Net income - basic	$1.01	$0.91
Net income - diluted	1.01	0.91
Cash dividends declared	0.38	0.35
Book value	11.40	8.87
Tangible book value	9.15	7.59
Market value	$27.91	$33.33
Shares outstanding - end of period	142,121,595	135,822,456
Average outstanding shares - basic	142,023,930	135,613,646
Average outstanding shares - diluted	142,519,448	136,274,342
PERFORMANCE RATIOS
Return on average assets	1.91%	2.10%
Return on average equity	12.46	14.67
Return on average tangible equity	15.71	17.36
Net interest margin (tax equivalent)	3.81	3.97
Efficiency ratio	44.21	48.21

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2020			2019
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$68,947	$60,440	$52,499	$51,889	$51,820
Loans charged off	(853)	(894)	(2,227)	(834)	(767)
Loan recoveries	444	701	318	494	386

Net recoveries (charge-offs)	(409)	(193)	(1,909)	(340)	(381)
Provision for loan losses	7,500	8,700	9,850	950	450

Balance at end of period	$76,038	$68,947	$60,440	$52,499	$51,889

Allowance for loan losses / period-end loans held-for-investment	1.44%	1.31%	1.30%	1.25%	1.27%
Allowance for loan losses / nonperforming loans	177.99	174.83	153.16	212.02	200.75
Net charge-offs / average total loans (annualized)	0.03	0.01	0.16	0.03	0.04
SUMMARY OF LOAN CLASSIFICATION
Special Mention	$66,033	$63,489	$87,099	$63,371	$46,300
Substandard	136,010	137,408	103,249	77,284	72,904
Doubtful	—	—	—	—	—

Total classified loans	$202,043	$200,897	$190,348	$140,655	$119,204

NONPERFORMING ASSETS
Nonaccrual loans	$42,673	$39,320	$39,226	$24,582	$25,717
Accruing troubled debt restructured loans	25	25	26	26	27
Accruing loans 90 days past due	23	92	209	153	104

Total nonperforming loans	42,721	39,437	39,461	24,761	25,848
Foreclosed assets	331	287	983	1,009	1,364

Total nonperforming assets	$43,052	$39,724	$40,444	$25,770	$27,212

As a % of loans held-for-investment and foreclosed assets	0.81%	0.76%	0.87%	0.61%	0.66%
As a % of end of period total assets	0.41	0.38	0.42	0.31	0.34
OIL AND GAS PORTFOLIO INFORMATION *
Oil and gas loans	$118,567	$128,143	$117,223	$119,789	$122,908
Oil and gas loans as a % of total loans held-for-investment	2.58%	2.82%	2.53%	2.86%	3.00%
Classified oil and gas loans	26,823	28,366	22,032	7,041	7,953
Nonaccrual oil and gas loans	6,800	3,702	3,477	481	519
Net charge-offs for oil and gas loans	—	195	606	—	—
Allowance for oil and gas loans as a % of oil and gas loans	8.01%	4.17%	4.46%	2.54%	2.87%
* Excluding PPP loans
RETAIL/RESTAURANT/HOSPITALITY PORTFOLIO INFORMATION *
Retail loans	$229,386	$216,244	$217,380
Restaurant loans	39,523	46,418	25,570
Hotel loans	63,273	51,957	46,690
Other hospitality loans	26,041	23,230	8,470
Travel loans	801	908	937

Total Retail/Restaurant/Hospitality loans	$359,024	$338,757	$299,047

Retail/Restaurant/Hospitality loans as a % of total loans held-for-investment	7.82%	7.45%	6.45%
Classified Retail/Restaurant/Hospitality loans	$28,171	$15,837	$5,680
Nonaccrual Retail/Restaurant/Hospitality loans	5,689	5,752	867
Net Charge-offs for Retail/Restaurant/Hospitality loans	26	178	130
* Excluding PPP loans
CAPITAL RATIOS
Common equity Tier 1 capital ratio	20.56%	20.78%	19.55%	20.06%	20.05%
Tier 1 capital ratio	20.56	20.78	19.55	20.06	20.05
Total capital ratio	21.82	22.03	20.65	21.13	21.14
Tier 1 leverage ratio	11.65	11.25	12.49	12.60	12.58
Tangible common equity ratio	12.61	12.00	13.09	12.43	12.94
Equity/Assets ratio	15.33	15.30	15.73	14.85	14.85

	Quarter Ended
	2020			2019
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
NONINTEREST INCOME
Trust fees	$7,461	$6,961	$7,437	$7,344	$7,051
Service charges on deposits	5,009	4,318	5,915	5,861	5,629
ATM, interchange and credit card fees	8,644	8,049	7,400	7,943	7,728
Gain on sale and fees on mortgage loans	15,228	13,676	3,852	4,216	5,733
Net gain on sale of available-for-sale securities	36	1,512	2,062	5	52
Net gain (loss) on sale of foreclosed assets	19	52	1	81	71
Net gain (loss) on sale of assets	(2)	(24)	116	78	235
Interest on loan recoveries	202	154	265	277	575
Other noninterest income	1,978	2,221	1,684	1,542	1,595

Total noninterest income	$38,575	$36,919	$28,732	$27,347	$28,669

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$32,104	$28,836	$28,670	$27,175	$27,030
Cost related to termination of pension plan	—	—	—	1,700	—
Profit sharing expense	1,545	1,978	972	2,766	1,520
Net occupancy expense	3,193	3,101	3,027	2,784	2,830
Equipment expense	2,157	2,010	2,075	2,043	2,225
FDIC insurance premiums	587	463	45	—	15
ATM, interchange and credit card expenses	2,829	2,610	2,985	2,419	2,627
Legal, tax and professional fees	2,615	2,931	2,921	2,353	2,274
Audit fees	526	739	411	233	341
Printing, stationery and supplies	615	533	566	465	480
Amortization of intangible assets	490	508	509	238	246
Advertising and public relations	797	1,011	1,195	1,791	1,745
Operational and other losses	621	728	576	626	507
Software amortization and expense	2,265	2,010	2,024	2,158	1,767
Other noninterest expense	5,249	5,863	9,342	5,187	5,303

Total noninterest expense	$55,593	$53,321	$55,318	$51,938	$48,910

TAX EQUIVALENT YIELD ADJUSTMENT	$3,170	$2,902	$1,834	$1,732	$1,575

	Nine Months Ended
	Sept. 30,
	2020	2019
NONINTEREST INCOME
Trust fees	$21,859	$21,057
Service charges on deposits	15,242	16,179
ATM, interchange and credit card fees	24,093	21,920
Gain on sale and fees on mortgage loans	32,756	13,928
Net gain (loss) on sale of available-for-sale securities	3,610	728
Net gain (loss) on sale of foreclosed assets	72	193
Net gain (loss) on sale of assets	90	241
Interest on loan recoveries	621	1,815
Other noninterest income	5,883	5,020

Total noninterest income	$104,226	$81,081

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$89,610	$77,573
Cost related to termination of pension plan	—	900
Profit sharing expense	4,495	4,895
Net occupancy expense	9,321	8,372
Equipment expense	6,242	7,009
FDIC insurance premiums	1,095	1,091
ATM, interchange and credit card expenses	8,424	7,437
Legal, tax and professional fees	8,467	6,729
Audit fees	1,676	1,212
Printing, stationery and supplies	1,714	1,348
Amortization of intangible assets	1,507	778
Advertising and public relations	3,003	5,022
Operational and other losses	1,925	1,253
Software amortization and expense	6,299	5,147
Other noninterest expense	20,455	15,817

Total noninterest expense	$164,233	$144,583

TAX EQUIVALENT YIELD ADJUSTMENT	$7,905	$5,058

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Sept. 30, 2020			June 30, 2020
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,009	$3	0.51%	$840	$1	0.51%
Interest-bearing deposits in nonaffiliated banks	223,104	59	0.10	352,628	86	0.10
Taxable securities	2,187,547	12,063	2.21	2,399,364	14,030	2.34
Tax exempt securities	2,058,032	15,737	3.06	1,800,339	14,733	3.27
Loans	5,334,174	66,681	4.97	5,248,052	66,249	5.08

Total interest-earning assets	9,804,866	$94,543	3.84%	9,801,223	$95,099	3.90%
Noninterest-earning assets	671,374			663,595

Total assets	$10,476,240			$10,464,818

Interest-bearing liabilities:
Deposits	$5,270,600	$2,064	0.16%	$5,135,772	$2,550	0.20%
Borrowings	482,555	99	0.08	877,076	412	0.19

Total interest-bearing liabilities	5,753,155	$2,163	0.15%	6,012,848	$2,962	0.20%
Noninterest-bearing liabilities	3,122,995			2,915,461
Shareholders’ equity	1,600,090			1,536,509

Total liabilities and shareholders’ equity	$10,476,240			$10,464,818

Net interest income and margin (tax equivalent)		$92,380	3.75%		$92,137	3.78%

	Three Months Ended			Three Months Ended
	Mar. 31 2020			Dec. 31, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,712	$10	1.50%	$1,198	$6	2.03%
Interest-bearing deposits in nonaffiliated banks	220,906	745	1.36	54,841	218	1.58
Taxable securities	2,263,329	14,655	2.59	2,185,777	14,165	2.59
Tax exempt securities	1,346,842	11,200	3.33	1,243,487	10,695	3.44
Loans	4,667,436	63,323	5.46	4,185,716	58,771	5.57

Total interest-earning assets	8,501,225	$89,933	4.25%	7,671,019	$83,855	4.34%
Noninterest-earning assets	692,432			500,924

Total assets	$9,193,657			$8,171,943

Interest-bearing liabilities:
Deposits	$4,904,087	$6,680	0.55%	$4,336,063	$6,052	0.55%
Borrowings	460,605	517	0.45	417,316	749	0.71

Total interest-bearing liabilities	5,364,692	$7,197	0.54%	4,753,379	$6,801	0.57%
Noninterest-bearing liabilities	2,348,485			2,207,508
Shareholders’ equity	1,480,480			1,211,056

Total liabilities and shareholders’ equity	$9,193,657			$8,171,943

Net interest income and margin (tax equivalent)		$82,736	3.91%		$77,054	3.99%

	Three Months Ended
	Sept. 30, 2019
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,006	$19	2.52%
Interest-bearing deposits in nonaffiliated banks	61,465	363	2.34
Taxable securities	2,183,930	14,292	2.62
Tax exempt securities	1,132,279	10,075	3.56
Loans	4,094,235	57,417	5.56

Total interest-earning assets	7,474,915	$82,166	4.36%
Noninterest-earning assets	489,446

Total assets	$7,964,361

Interest-bearing liabilities:
Deposits	$4,156,850	$7,123	0.68%
Borrowings	388,235	830	0.85

Total interest-bearing liabilities	4,545,085	$7,953	0.69%
Noninterest-bearing liabilities	2,237,462
Shareholders’ equity	1,181,814

Total liabilities and shareholders’ equity	$7,964,361

Net interest income and margin (tax equivalent)		$74,213	3.94%

	Nine Months Ended			Nine Months Ended
	Sept. 30, 2020			Sept. 30, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,854	$14	0.99%	$4,438	$92	2.76%
Interest-bearing deposits in nonaffiliated banks	267,850	889	0.44	89,559	1,575	2.35
Taxable securities	2,283,064	40,748	2.38	2,058,380	41,505	2.69
Tax exempt securities	1,736,250	41,670	3.20	1,175,863	31,968	3.62
Loans	5,084,136	196,255	5.16	4,037,243	166,987	5.53

Total interest-earning assets	9,373,154	$279,576	3.98%	7,365,483	$242,127	4.40%
Noninterest-earning assets	673,325			495,179

Total assets	$10,046,479			$7,860,662

Interest-bearing liabilities:
Deposits	$5,104,096	$11,293	0.30%	$4,165,735	$21,071	0.68%
Borrowings	606,291	1,030	0.23	391,680	2,230	0.76

Total interest-bearing liabilities	5,710,387	$12,323	0.29%	4,557,415	$23,301	0.68%
Noninterest-bearing liabilities	2,796,843			2,178,412
Shareholders’ equity	1,539,249			1,124,835

Total liabilities and shareholders’ equity	$10,046,479			$7,860,662

Net interest income and margin (tax equivalent)		$267,253	3.81%		$218,826	3.97%